SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-5491	75-0759420
(Commission file Number )	(IRS Employer Identification No.)

2800 Post Oak Boulevard
Suite 5450
Houston, Texas 77056-6127
(Address of principal executive office, including zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

99	Press release of Rowan Companies, Inc. dated January 15, 2004

Item 9. Regulation FD Disclosure (information provided under Item 12 – Results of Operations and Financial Condition).

The following information is disclosed pursuant to Item 12 – Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with the interim guidance provided in SEC Release No. 33-8216.

On January 15, 2004, Rowan Companies, Inc. issued a press release announcing its results for the fourth quarter of 2003. The press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

Date: January 15, 2004	By:	/s/ E. E. THIELE
E. E. THIELE
Senior Vice President - Administration and Finance and Principal Financial Officer

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

99	Press release of Rowan Companies, Inc. dated January 15, 2004

Exhibit 99

Rowan Companies, Inc.
News Release                        2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                                January 15, 2004

HOUSTON, TEXAS -- Rowan reports improved operating results .

For the three months ended December 31, 2003, Rowan Companies, Inc. (RDC-NYSE) generated net income of $4.4 million, or $.05 per share, on revenues of $195.8 million, compared to a net loss of $2.8 million, or $.03 per share, on revenues of $146.8 million in the fourth quarter of 2002.

For the year ended December 31, 2003, Rowan incurred a net loss of $7.8 million, or $.08 per share, compared to net income of $86.3 million, or $.90 per share, in 2002. The prior year results included net proceeds from the settlement of the Gorilla V contract dispute, which increased net income by approximately $102 million, or $1.07 per share. Excluding the effects of the settlement, the Company’s 2002 results would have been a net loss of approximately $16 million, or $.17 per share.

Rowan’s offshore rig utilization was 92% during the fourth quarter of 2003, versus 94% in the third quarter and 88% in the year-earlier period, and our average Gulf of Mexico day rate of $42,400 increased by $3,300, or 9%, from the third quarter and by $6,900, or 19%, from the year-earlier period. Land rig utilization was 80% during the fourth quarter of 2003, versus 68% in the year-earlier period, and our average land rig day rate of $11,200 increased by $200, or 2%, from the third quarter and by $1,700, or 18%, from the year-earlier period.

Danny McNease, President and Chief Executive Officer, commented, "Our drilling operations finished 2003 strongly, with revenues, utilization and average day rates in December at or near highs for the year. We are optimistic that 2004 will continue this trend and are confident that Rowan rigs will continue to lead deep-shelf drilling efforts in the ever-tightening Gulf of Mexico market.

"Our optimism is supported by recent reports of declining domestic natural gas production and increased estimates of deep-shelf gas reserves. With continuing high oil and natural gas prices, drilling activity should increase. A recent survey of independent operators indicated that 2004 exploration and production activities will exceed 2003 levels by nearly 25%.

"We will continue to pursue increasing opportunities for our Gorilla class rigs in harsh environments throughout the world. Our manufacturing operations generated record revenues during the fourth quarter and our backlog is at $40 million, more than double the prior-year level."

(CONTINUED)

Rowan Companies, Inc. is a major provider of international and domestic offshore contract drilling and aviation services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining, timber and transportation industries, and a drilling products division that has designed or built about one-third of all mobile offshore jack-up drilling rigs, including all 23 operated by the Company. The Company’s stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President – Investor Relations, 713-960-7575. Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

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ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
Unaudited (In Thousands)

		DECEMBER 31

		2003	2002

ASSETS

Cash and short-term investments		$58,227	$178,756
Accounts receivable		135,538	109,320
Inventories		181,037	162,960
Other current assets		69,422	18,866

Total current assets		444,224	469,902
Property, plant and equipment - net		1,728,219	1,567,144
Other assets		18,568	17,458

TOTAL		$2,191,011	$2,054,504

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt		$55,267	$42,458
Other current liabilities		95,098	73,517

Total current liabilities		150,365	115,975
Long-term debt		569,067	512,844
Other liabilities		335,264	293,908
Stockholders' equity		1,136,315	1,131,777

TOTAL		$2,191,011	$2,054,504

CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited (In Thousands Except Per Share Amounts)

	FOR THE THREE MONTHS		FOR THE YEAR
	ENDED DECEMBER 31		ENDED DECEMBER 31

	2003	2002	2003	2002

REVENUES:
Drilling services	$123,806	$91,794	$421,412	$357,244
Manufacturing sales and services	46,448	25,780	133,186	118,120
Aviation services	25,496	29,228	124,490	141,894

TOTAL	195,750	146,802	679,088	617,258

COSTS AND EXPENSES:
Drilling services	87,331	75,684	330,124	304,846
Manufacturing sales and services	41,711	22,946	122,229	109,842
Aviation services	25,694	22,605	112,391	112,286
Depreciation and amortization	23,878	20,759	86,851	78,091
General and administrative	5,937	5,889	25,357	25,140

TOTAL	184,551	147,883	676,952	630,205

INCOME (LOSS) FROM OPERATIONS	11,199	(1,081)	2,136	(12,947)

OTHER INCOME (EXPENSE):
Net proceeds from Gorilla V settlement				157,125
Interest expense	(5,158)	(5,166)	(20,027)	(20,645)
Less interest capitalized	685	742	4,142	4,722
Interest income	101	839	1,124	4,106
Other - net	256	25	673	458

OTHER INCOME (EXPENSE) - NET	(4,116)	(3,560)	(14,088)	145,766

INCOME (LOSS) BEFORE INCOME TAXES	7,083	(4,641)	(11,952)	132,819
Provision (credit) for income taxes	2,638	(1,817)	(4,178)	46,541

NET INCOME (LOSS)	$4,445	$(2,824)	$(7,774)	$86,278

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$.05	$(.03)	$(.08)	$.92

Diluted	$.05	$(.03)	$(.08)	$.90

DILUTED SHARES	96,044	93,573	93,820	95,398

				(CONTINUED)

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ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited (In Thousands)

	FOR THE YEAR
	ENDED DECEMBER 31

	2003	2002

CASH PROVIDED BY (USED IN):
Operations:
Net income (loss)	$(7,774)	$86,278
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	86,851	78,091
Deferred income taxes	(3,677)	53,252
Other - net	7,847	6,075
Net changes in current assets and liabilities	(34,596)	(106,016)
Net changes in other noncurrent assets and liabilities	(401)	510

Net cash provided by operations	48,250	118,190

Investing activities:
Property, plant and equipment additions	(250,463)	(242,896)
Proceeds from disposals of property, plant and equipment	7,060	25,781

Net cash used in investing activities	(243,403)	(217,115)

Financing activities:
Proceeds from borrowings	111,490	116,818
Repayments of borrowings	(42,458)	(42,458)
Proceeds from stock option and convertible debenture plans	5,592	3,042
Payment of cash dividends		(23,511)
Payments to acquire treasury stock		(13,199)

Net cash provided by financing activities	74,624	40,692

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(120,529)	(58,233)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	178,756	236,989

CASH AND CASH EQUIVALENTS, END OF PERIOD	$58,227	$178,756

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